UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) September 30, 2015

VACCINOGEN, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-54997	14-1997223
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

949 Fell Street, Baltimore, MD	21231
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (410) 387-4000

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Amendment No. 1 on Form 8-K/A (this “Form 8-K/A”) is filed to amend the Current Report on Form 8-K of Vaccinogen, Inc. (the “Company”), dated October 6, 2015 and herein incorporated by reference (the “Original 8-K”). This Form 8-K/A is being filed to update certain information included in the Original 8-K regarding the purported termination of a Master Services Agreement with RxTrials, Inc. d/b/a/ OnPoint CRO (“RxTrials”), as amended by the First Amendment to the Master Services Agreement, dated January 16, 2015 (the “MSA”), pursuant to which the Company retained RxTrials to provide site selection, clinical operations, project management, and trial enrollment services for the Company’s OncoVAX® Study for patients with Stage II colon cancer.

Item 1.02 Termination of a Material Agreement

As previously disclosed in the Original 8-K, on September 14, 2015 and September 30, 2015, the Company received two letters regarding the purported suspension and termination of the MSA. Upon further investigation, the Company has determined that the MSA was not properly suspended and/or terminated. The purported suspension and termination notices were not sent by RxTrials, but by a separate corporate entity, OnPoint CRO, LLC, which does not have any rights under the MSA. Additionally, the purported notices did not provide valid reasons for terminating the MSA. Nevertheless, RxTrials has stopped all work under the MSA.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VACCINOGEN, INC.

Date: October 28, 2015	By:	/s/ Andrew L. Tussing
Andrew L. Tussing
Chairman and Chief Executive Officer